UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01. Other Events.

The staff of the U.S. Securities and Exchange Commission (the “SEC”) has notified (a so-called “Wells Notice”) our President and Chief Operating Officer, Mr. Carlos Alberini, that it is considering recommending that the SEC commence a civil enforcement action against him in connection with his service at his previous employer, Footstar, Inc. The period of the SEC’s inquiry predates his employment with Guess?, Inc. (the “Company”) and is not directed to the Company or any other member of our management. Footstar, Inc. recently announced that it has also received a Wells Notice from the SEC. Under the SEC’s rules, Mr. Alberini is permitted to make a “Wells Submission” in which he seeks to persuade the SEC that no such action should be commenced. Mr. Alberini has informed the Company that he intends to make such a submission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2006	GUESS?, INC.

	By:	/s/ Maurice Marciano

Maurice Marciano
Co-Chairman of the Board,
Co-Chief Executive Officer and
Director